Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 95 South State Street, Suite 1000 Salt Lake City, UT 84111 T: 801-401-8510

June 4, 2025
Weave Communications, Inc.
1331 West Powell Way
Lehi, Utah 84043
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (Registration Statement No. 333-287359) (the “Registration Statement”), the prospectus dated May 16, 2025 included therein (the “Base Prospectus”), and the prospectus supplement dated June 4, 2025 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), in each case filed by Weave Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the rules and regulations of Securities Act of 1933, as amended (the “Act”), in connection with the registration of the Resale Shares (as defined below).
The Registration Statement relates to the proposed resale from time to time by selling stockholders, pursuant to Rule 415 under the Act, as set forth in the Registration Statement and the Prospectus, of up to 981,405 shares (the “Resale Shares”) of the Company’s common stock, $0.00001 par value per share, that were or may be issued to the selling stockholders named in the Prospectus pursuant to an Agreement and Plan of Merger dated May 4, 2025, as amended May 16, 2025 (as amended, the “Merger Agreement”), by and among the Company, Project Sparrow Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Vidurama, Inc., a Delaware corporation doing business as TrueLark (“TrueLark”), and the other parties thereto, pursuant to which the Company acquired TrueLark through a merger of Merger Sub with and into TrueLark.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed, including:
1)the Registration Statement, including the exhibits thereto;
2)the Prospectus;
3)the Company’s Second Amended and Restated Certificate of Incorporation, as amended to date;
4)the Company’s Restated Bylaws, as amended to date;
AUSTIN BOSTON BOULDER BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SALT LAKE CITY    SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Weave Communications, Inc.
June 4, 2025

5)the Merger Agreement;
6)certain resolutions of the Board of Directors of the Company; and
7)such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.
In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e)  that the Resale Shares were and will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that as of the date hereof, the Resale Shares are or will be when issued in the manner contemplated by the Registration Statement and Prospectus and in accordance with the terms of the Merger Agreement, duly authorized, validly issued, fully paid and non-assessable.
It is understood that this opinion is to be used only in connection with the offer and resale of the Resale Shares while the Registration Statement is in effect. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We express no opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.
We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about June 4, 2025, for incorporation by reference into the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation